EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of China Elite Information Co., Ltd. (the “Company”) for the three and six months period ended May 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Li Kin Shing, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 15, 2021	By	/s/ Li Kin Shing

Li Kin Shing
President, Chief Executive Officer
and Chief Financial Officer